                                                                    Exhibit 99.3

                        TRIAL SCHEDULE FOR CERTAIN CASES

Set forth below is a list of consolidated individual cases smoking and health class actions, health care cost recovery actions, Lights/Ultra Lights and asbestos contribution actions currently scheduled for trial through 2001 against PM Inc. and, in some cases, the Company. Trial dates, however, are subject to change.

Case (Jurisdiction)                         Type of Action                              Trial Date
------------------                          --------------                              ----------
Blue Cross and Blue Shield of               Health Care Cost Recovery Action            March 19, 2001
New Jersey, Inc., et al. v. Philip
Morris, Incorporated, et al.
(New York)

In Re Tobacco Litigation                    Consolidated Individual                     June 4, 2001
(Individual Personal Injury cases)          Smoking and Health Cases
(West Virginia)

Scott, et al. v. The American               Smoking and Health Class Action             June 18, 2001
Tobacco Company, et al.
(Louisiana)

Owens Corning, et al.                       Asbestos Contribution                       June 18, 2001
v. R.J. Reynolds Tobacco
Company, et al.
(Mississippi)

Fibreboard Corporation, et al. v.           Asbestos Contribution                       July 20, 2001
The American Tobacco Company, et al.
(California)

National Asbestos Workers, et al. v.        Health Care Cost Recovery                   September 4, 2001
R.J. Reynolds Tobacco Company,
et al.
(New York)

In Re Tobacco Litigation                    Medical Monitoring Class                    September 5, 2001
(West Virginia)                             Action

Republic of the Marshall                    Health Care Cost Recovery Action            September 10, 2001
Islands v. American
Tobacco Company, et al.
(Marshall Islands)

Miles, et al. v. Philip Morris              Lights/Ultra Lights Class Action            November 5, 2001
Companies Inc., et al.
(Illinois)

                                                                    Exhibit 99.3

Below is a schedule setting forth by month the number of individual smoking and health cases against PM Inc. and, in some cases, the Company that are currently scheduled for trial through the end of the year 2001.


2001                        2002
----                        ----
March (1)                  January (2)
April (1)                  February (5)
July (1)                   April (1)
August (1)                 May (3)
September (2)              June (2)
October (3)                July (1)
November (2)               November (1)
